Exhibit 99.1

Digimarc Reports First Quarter 2018 Financial Results

Beaverton, Ore. — April 25, 2018 — Digimarc Corporation (NASDAQ: DMRC), inventor of the Intuitive Computing Platform™ featuring Digimarc Barcode, reported financial results for the first quarter 2018.

First Quarter 2018 Financial Results

Revenue for the first quarter of 2018 totaled $5.6 million compared to $6.1 million in the same quarter a year-ago. The decrease was primarily due to lower license revenue reflecting the impact of amending an existing license agreement in the third quarter of 2017 whereby the company waived all future royalty obligations in one of the licensed fields of use in exchange for an upfront $3.5 million license fee.

Operating expenses for the first quarter of 2018 totaled $11.8 million compared to $10.2 million in the same quarter a year-ago. The increase was primarily due to higher investment in sales, marketing, and engineering as the company continues to address important opportunities in market development and delivery of Digimarc Discover and Digimarc Barcode.

Operating loss for the first quarter of 2018 totaled $8.4 million compared to an operating loss of $6.4 million in the same quarter a year-ago. The higher operating loss was primarily due to higher operating expenses.

Net loss for the first quarter of 2018 totaled $8.1 million or $(0.72) per diluted share, compared to net loss of $6.2 million or $(0.61) per diluted share in the same quarter a year-ago.

At quarter-end, cash, cash equivalents and marketable securities totaled $63.7 million, compared to $67.7 million at December 31, 2017.

Conference Call

Digimarc will hold a conference call later today (Wednesday, April 25, 2018) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay via the investor section of the company's website.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 96755399

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of everyday objects such as product packaging and virtually any media, including print, images, and audio. Based on the patented Intuitive Computing Platform (ICP™), Digimarc provides innovative and comprehensive automatic recognition technologies to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. Digimarc has a global patent portfolio, which includes over 1,100 granted and pending patents. These innovations include state-of-the-art identification technology, Digimarc Barcode, as well as Digimarc Discover® software for barcode scanning and more. Digimarc is based in Beaverton, Oregon, with technologies deployed by major retailers and consumer brands, central banks, U.S. states, film companies and professional sports franchises, among others. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything™.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding market opportunities for Digimarc Discover and Digimarc Barcode, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company's Form 10-K for the year ended December 31, 2017 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information
	March 31,	March 31,
	2018	2017
Revenue:
Service	$3,507	$3,696
Subscription	1,578	1,445
License	528	950
Total revenue	5,613	6,091

Cost of revenue:
Service	1,563	1,635
Subscription	482	556
License	140	118
Total cost of revenue	2,185	2,309

Gross profit:
Service	1,944	2,061
Subscription	1,096	889
License	388	832
Total gross profit	3,428	3,782

Gross margin:
Service	55%	56%
Subscription	69%	62%
License	73%	88%
Percentage of gross profit to total revenue	61%	62%

Operating expenses:
Sales and marketing	4,887	3,992
Research, development and engineering	3,947	3,459
General and administrative	2,632	2,385
Intellectual property	315	392
Total operating expenses	11,781	10,228

Operating loss	(8,353)	(6,446)

Other income, net	252	118

Loss before income taxes	(8,101)	(6,328)

Benefit (provision) for income taxes	(11)	110
Net loss	$(8,112)	$(6,218)

Earnings (loss) per common share:
Loss per common share - basic	$(0.72)	$(0.61)
Loss per common share - diluted	$(0.72)	$(0.61)
Weighted average common shares outstanding - basic	11,266	10,161
Weighted average common shares outstanding - diluted	11,266	10,161

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents (1)	$48,449	$40,823
Marketable securities (1)	15,219	26,915
Trade accounts receivable, net	3,790	6,404
Other current assets	1,888	2,171
Total current assets	69,346	76,313
Property and equipment, net	4,103	4,236
Intangibles, net	6,478	6,381
Goodwill	1,114	1,114
Other assets	324	326
Total assets	$81,365	$88,370

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,464	$1,914
Deferred revenue	2,839	3,124
Total current liabilities	4,303	5,038
Deferred rent and other long-term liabilities	941	985
Total liabilities	5,244	6,023

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	12	12
Additional paid-in capital	157,540	155,793
Accumulated deficit	(81,481)	(73,508)
Total shareholders' equity	76,121	82,347

Total liabilities and shareholders' equity	$81,365	$88,370

(1) Aggregate cash, cash equivalents and marketable securities was $63,668 and $67,738 at March 31, 2018 and December 31, 2017, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Three Month Information
	March 31,	March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(8,112)	$(6,218)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	380	299
Amortization and write-off of intangibles	146	257
Stock-based compensation	1,671	1,503
Changes in operating assets and liabilities:
Trade accounts receivable	2,614	1,274
Other current assets	304	70
Other assets	44	55
Accounts payable and other accrued liabilities	(420)	128
Deferred revenue	(219)	(498)
Net cash used in operating activities	(3,592)	(3,130)

Cash flows from investing activities:
Purchase of property and equipment	(302)	(605)
Capitalized patent costs	(208)	(200)
Maturity of marketable securities	18,657	16,399
Purchase of marketable securities	(6,961)	(10,561)
Net cash provided by investing activities	11,186	5,033

Cash flows from financing activities:
Exercise of stock options	560	177
Purchase of common stock	(528)	(583)
Net cash provided by (used in) financing activities	32	(406)

Net increase in cash and cash equivalents (2)	$7,626	$1,497

Cash, cash equivalents and marketable securities at beginning of period	67,738	60,526
Cash, cash equivalents and marketable securities at end of period	63,668	56,185
(2) Net decrease in cash, cash equivalents and marketable securities	$(4,070)	$(4,341)

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